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                                 AMENDMENT NO. 1
                                     TO THE
                              ALLTRISTA CORPORATION
                              ---------------------
                             2001 STOCK OPTION PLAN


         The following amendments are hereby made to the Alltrista Corporation 2001 Stock Option Plan (the "Plan"):

         Section 2.01(d) of the Plan is hereby amended in its entirety and replaced by the following new Section 2.01(d):

                  "(d) "Committee" means either (i) the committee consisting of two or more non-employee Directors (within the meaning of Rule 16b-3 of the 1934 Securities Exchange Act, as amended) designated by the Board of Directors to administer the Plan or (ii) the Board of Directors."

         Section 5.02(d) of the Plan is hereby amended in its entirety and replaced by the following new Section 5.02(d):

                  "(d) The Committee may, in its discretion, grant additional Options to any Executive Officer or Independent Director."

         Section 5.04 of the Plan is hereby amended in its entirety and replaced by the following new Section 5.04:

                  "Section 5.04. Vesting of Stock Options. Except as provided below, Options shall vest and become exercisable on the earlier of (i) the first date after the grant date on which the Fair Market Value of a Common Share equals or exceeds seventeen dollars ($17.00) or (ii) the seventh anniversary of the date of grant. All vesting with respect to Options held by a particular Optionee shall cease upon such Optionee's termination of employment or service with the Company. The Options shall expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) the date that is one year after the Optionee terminates his or her employment or directorship with the Company. Nothwithstanding anything herein to the contrary, one-half of Mr. Franklin's and Mr. Ashken's Options, respectively, shall terminate immediately on the earlier of (i) their voluntary resignation from service with the Company, respectively, if such resignation occurs on or before March 31, 2002, (ii) the date set forth in Section 6.02 on account of death or (iii) the tenth anniversary of the date of grant. The remainder of Messrs. Franklin's and Ashken's Options shall expire on the earlier of (i) the date set forth in Section 6.02 on account of death or (ii) tenth anniversary of the date of grant. Notwithstanding the foregoing, the Committee shall have the authority to determine, in its discretion, the vesting and excercisability schedule of additional Options granted at the Committee's discretion pursuant to Section 5.02(d) above."



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         The Plan was amended by the Board of Directors of Alltrista Corporation as of April 23, 2002.

                                  Certification

         The undersigned, being the Secretary of Alltrista Corporation, a Delaware corporation, hereby certifies that the foregoing is a true and complete copy of Amendment No. 1 to the 2001 Stock Option Plan, as duly adopted by the Board of Directors of the Company on April 23, 2002, and that said Amendment No. 1 to Alltrista Corporation 2001 Stock Option Plan is in full force and effect on the date hereof, without further amendment or modification.


                                                     /s/ Ian Ashken
                                                     --------------
                                                     Ian Ashken, Secretary of
                                                     Alltrista Corporation